CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 17, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998
Annual Report to Shareholders of the Phoenix-Seneca Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Other Information -- Independent Accountants" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 21, 1999

INDEPENDENT AUDITORS' CONSENT


Phoenix-Seneca Funds


We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-65137 of our report dated November 5, 1997, included in the Annual Report to Shareholders for the Year Ended September 30, 1997, and incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the captions "Financial Highlights" appearing in the Prospectuses, which also are a part of this Registration Statement.


/s/ Deloitte & Touche, LLP


Kansas City, Missouri
January 21, 1999